Exhibit 99.1

Oil States Announces First Quarter 2017 Results

First Quarter Highlights:

  Reports net loss per diluted share of $0.35; $0.34 adjusted net loss per diluted share excluding severance and other downsizing charges
  Well site services revenues increased 38% year-over-year
  Offshore/manufactured products- EBITDA margin averaged 17.1%
  Offshore/manufactured products- book-to-bill ratio totaled 1.1x
  Reduced total debt by $20 million during the quarter; total debt to total capitalization ratio ended the quarter at 2.2%

HOUSTON, April 26, 2017 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the first quarter of 2017 of $17.7 million, or $0.35 per diluted share, which included pre-tax charges of $0.8 million ($0.6 million after-tax, or $0.01 per diluted share) for severance and other downsizing charges. These results compare to a reported net loss for the first quarter of 2016 of $13.2 million, or $0.26 per diluted share, which included pre-tax charges of $1.6 million ($1.0 million after-tax, or $0.02 per diluted share) of severance and other downsizing charges.

During the first quarter of 2017, the Company generated revenues of $151.5 million and Adjusted Consolidated EBITDA (Note B) of $5.4 million (excluding $0.8 million for severance and other downsizing charges). These results compare to revenues of $169.7 million and Adjusted Consolidated EBITDA of $12.1 million reported in the first quarter of 2016 (excluding $1.6 million of severance and other downsizing charges).

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “Results for the first quarter of 2017 reflect current market trends including a recovery in U.S. land-based drilling and completion-related activity, offset by reduced spending in certain international regions coupled with continued underinvestment in deepwater. Our well site services segment benefitted from the early stages of a recovery in U.S. land completion activity in selected shale play regions, but was also negatively impacted by higher personnel costs, customer delays in the U.S. Gulf of Mexico and lower international results. Our offshore/manufactured products segment experienced reduced project-driven revenue, partially offset by increased short-cycle product sales. We recorded a quarterly book-to-bill ratio of 1.1x resulting in sequential backlog growth in our offshore/manufactured products segment for the first time since the second quarter of 2014, which is encouraging.”

BUSINESS SEGMENT RESULTS
(See Segment Data Tables)

Well Site Services
Well site services generated revenues of $60.2 million and Segment EBITDA (Note A) of $0.9 million in the first quarter of 2017 compared to revenues and a Segment EBITDA loss of $43.7 million and $7.7 million, respectively, in the first quarter of 2016.  Well site services revenues and Segment EBITDA increased 38% and 111%, respectively, primarily due to a 17% year-over-year increase in revenue per completion services job as a result of increased U.S. land-based activity and job mix. For the first quarters of 2017 and 2016, completion services generated approximately 70% and 60%, respectively, of its revenues from U.S. land-based activity. Improved utilization in the land drilling business, which averaged 25% in the first quarter of 2017 compared to only 6% in the first quarter of 2016, also positively impacted the segment results.

Offshore/Manufactured Products
During the first quarter of 2017, we modified the name of our “Offshore Products” segment to the “Offshore/Manufactured Products” segment given the higher proportional weighting of our shorter-cycle manufactured products (much of which is driven by land-based activity) to the total revenues generated by the segment.

Offshore/manufactured products generated revenues and Segment EBITDA of $91.3 million and $15.6 million, respectively, in the first quarter of 2017 compared to revenues of $125.9 million and Segment EBITDA of $28.9 million in the first quarter of 2016. Revenues and Segment EBITDA decreased 27% and 46% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines, particularly those tied to major deepwater project sanctions. The lower quarterly revenues resulted from weaker demand for subsea pipeline infrastructure, offshore drilling and production products, all of which were impacted by lower levels of backlog. Lower major deepwater project revenues were partially offset by a 60% improvement in sales of our shorter-cycle products (elastomer and valve products), which are benefitting from expanded U.S. land-based activity. Segment EBITDA margin was 17.1% in the first quarter of 2017 compared to a margin of 23.0% realized in the first quarter of 2016. First quarter 2016 margins benefitted from a number of major projects that were completed during 2016.  Backlog increased 3% sequentially, totaling $204 million at March 31, 2017 (first sequential increase in backlog since the second quarter of 2014) compared to $199 million reported at December 31, 2016 and $306 million reported at March 31, 2016. There were no major backlog additions in excess of $10 million during the first quarter of 2017.

Income Taxes
The Company recognized an effective tax rate benefit of 27.3% in the first quarter of 2017 compared to an effective tax rate benefit of 37.7% in the first quarter of 2016. The lower effective tax rate benefit in the first quarter of 2017 was primarily attributable to a shift in the mix between domestic pre-tax losses and foreign pre-tax income compared to the prior-year period, and additional valuation allowances provided against net operating losses in certain domestic and foreign jurisdictions.

Financial Condition
As of March 31, 2017, $22.4 million was outstanding under the Company’s revolving credit facility, while cash totaled $65.2 million. Total availability under the facility as of March 31, 2017 was $158.9 million (net of standby letters of credit totaling $25.5 million), which is less than the full amount of the facility due to limitations imposed by the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

Conference Call Information
The call is scheduled for Thursday, April 27, 2017 at 11:00 am ET, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-2782 in the United States or by dialing +1 847 413 3235 internationally and using the passcode 44757302. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 44757302.

About Oil States
Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities, certain drilling equipment and shorter-cycle products, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2016 filed by Oil States with the Securities and Exchange Commission on February 17, 2017.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Products	$73,180	$102,598
Service	78,287	67,057
	151,467	169,655

Costs and expenses:
Product costs	50,350	68,573
Service costs	68,562	60,242
Selling, general and administrative expenses	27,730	29,979
Depreciation and amortization expense	27,980	30,403
Other operating expense, net	169	563
	174,791	189,760
Operating loss	(23,324)	(20,105)

Interest expense	(1,074)	(1,445)
Interest income	85	92
Other income (expense)	(3)	206
Loss from continuing operations before income taxes	(24,316)	(21,252)
Income tax benefit	6,638	8,016
Net loss from continuing operations	(17,678)	(13,236)
Net loss from discontinued operations, net of tax	-	(3)
Net loss attributable to Oil States.	$(17,678)	$(13,239)

Basic net loss per share attributable to Oil States from:
Continuing operations	$(0.35)	$(0.26)
Discontinued operations	-	–
Net loss	$(0.35)	$(0.26)

Diluted net loss per share attributable to Oil States from:
Continuing operations	$(0.35)	$(0.26)
Discontinued operations	-	–
Net loss	$(0.35)	$(0.26)

Weighted average number of common shares outstanding:
Basic	50,418	50,042
Diluted	50,418	50,042

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	March 31,	December 31,
ASSETS	2017	2016
	(Unaudited)

Current assets:
Cash and cash equivalents	$65,202	$68,800
Accounts receivable, net	204,236	234,513
Inventories, net	179,047	175,490
Prepaid expenses and other current assets	10,035	11,174
Total current assets	458,520	489,977

Property, plant, and equipment, net	537,803	553,402
Goodwill, net	263,489	263,369
Other intangible assets, net	53,806	52,746
Other noncurrent assets	31,366	24,404
Total assets	$1,344,984	$1,383,898

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capitalized leases	$534	$538
Accounts payable	36,622	34,207
Accrued liabilities	42,679	45,018
Income taxes payable	4,139	5,839
Deferred revenue	19,270	21,315
Other current liabilities	319	315
Total current liabilities	103,563	107,232

Long-term debt and capitalized leases (1)	25,643	45,388
Deferred income taxes	3,294	5,036
Other noncurrent liabilities	22,520	21,935
Total liabilities	155,020	179,591

Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 62,706,534 shares and 62,295,720 shares issued, respectively	627	623
Additional paid-in capital	736,569	731,562
Retained earnings	1,115,795	1,133,473
Accumulated other comprehensive loss	(66,806)	(70,300)
Treasury stock, at cost, 11,063,393 and 10,920,663 shares, respectively	(596,221)	(591,051)
Total stockholders’ equity	1,189,964	1,204,307
Total liabilities and stockholders’ equity	$1,344,984	$1,383,898

(1) As of March 31, 2017, the Company had $158.9 million available under its revolving credit facility (net of standby letters of credit totaling $25.5 million), which is less than the full amount of the facility due to the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,
	2017	2016

Cash flows from operating activities:
Net loss	$(17,678)	$(13,239)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	-	3
Depreciation and amortization	27,980	30,403
Stock-based compensation expense	5,011	5,105
Deferred income tax benefit	(7,782)	(10,879)
Provision for bad debt	6	397
Gain on disposals of assets	(61)	(106)
Other, net	202	252
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	31,108	59,408
Inventories	(1,805)	(2,836)
Accounts payable and accrued liabilities	(2,747)	(19,955)
Income taxes payable	(1,730)	8,813
Other operating assets and liabilities, net	(946)	(529)
Net cash flows provided by continuing operating activities	31,558	56,837
Net cash flows provided by discontinued operating activities	–	(5)
Net cash flows provided by operating activities	31,558	56,832

Cash flows from investing activities:
Capital expenditures	(5,817)	(10,281)
Acquisition of business	(4,200)	-
Proceeds from disposition of property, plant and equipment	234	166
Other, net	(490)	383
Net cash flows used in investing activities	(10,273)	(9,732)

Cash flows from financing activities:
Revolving credit facility repayments, net	(19,815)	(36,800)
Debt and capital lease repayments	(136)	(133)
Issuance of common stock from stock-based payment arrangements	-	368
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(5,170)	(3,883)
Net cash flows used in financing activities	(25,121)	(40,448)

Effect of exchange rate changes on cash and cash equivalents	238	439
Net change in cash and cash equivalents	(3,598)	7,091
Cash and cash equivalents, beginning of period	68,800	35,973

Cash and cash equivalents, end of period	$65,202	$43,064

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Well Site Services -
Completion Services	$48,672	$40,949
Drilling Services	11,481	2,772
Total Well Site Services	60,153	43,721
Offshore/Manufactured Products -
Project-driven products	32,335	74,132
Short-cycle products	33,071	20,688
Other products and services	25,908	31,114
Total Offshore/Manufactured Products	91,314	125,934
Total revenues	$151,467	$169,655

Operating income (loss):
Well Site Services -
Completion Services (1,2)	$(16,480)	$(24,335)
Drilling Services	(4,217)	(8,105)
Total Well Site Services	(20,697)	(32,440)
Offshore/Manufactured Products (1,2)	9,464	23,311
Corporate	(12,091)	(10,976)
Total operating loss	$(23,324)	$(20,105)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information – Segment EBITDA and Adjusted Segment EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Well Site Services:
Completion Services:
Operating loss	$(16,480)	$(24,335)
Depreciation and amortization expense	16,528	17,944
Other income (expense)	(16)	225
EBITDA	32	(6,166)
Severance and other downsizing charges	272	924
Adjusted EBITDA	$304	$(5,242)

Drilling Services:
Operating loss	$(4,217)	$(8,105)
Depreciation and amortization expense	5,035	6,522
Other expense	2	1
EBITDA	820	(1,582)
Severance and other downsizing charges	-	-
Adjusted EBITDA	$820	$(1,582)

Total Well Site Services:
Operating loss	$(20,697)	$(32,440)
Depreciation and amortization expense	21,563	24,466
Other income (expense)	(14)	226
Segment EBITDA	852	(7,748)
Severance and other downsizing charges	272	924
Adjusted segment EBITDA	$1,124	$(6,824)

Offshore/Manufactured Products:
Operating income	$9,464	$23,311
Depreciation and amortization expense	6,153	5,654
Other income (expense)	11	(20)
Segment EBITDA	15,628	28,945
Severance and other downsizing charges	507	686
Adjusted segment EBITDA	$16,135	$29,631

Corporate:
Operating loss	$(12,091)	$(10,976)
Depreciation and amortization expense	264	283
Other income	-	-
EBITDA	(11,827)	(10,693)
Severance and other downsizing charges	-	-
Adjusted EBITDA	$(11,827)	$(10,693)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Information
(In Thousands)
(unaudited)
	Three Months Ended March 31,
	2017	2016
Net loss from continuing operations	$(17,678)	$(13,236)
Income tax benefit	(6,638)	(8,016)
Depreciation and amortization expense	27,980	30,403
Interest income	(85)	(92)
Interest expense	1,074	1,445
Consolidated EBITDA (B)	4,653	10,504

Adjustments to Consolidated EBITDA (1,2):
Severance and other downsizing charges	779	1,610
Adjusted Consolidated EBITDA (B)	$5,432	$12,114

(1) Operating income (loss) and Consolidated EBITDA for the three months ended March 31, 2017 included severance and other downsizing charges of $0.3 million related to the completion services business and $0.5 million related to the offshore/manufactured products segment.

(2) Operating income (loss) and Consolidated EBITDA for the three months ended March 31, 2016 included severance and other downsizing charges of $0.9 million related to the completion services business and $0.7 million related to the offshore/manufactured products segment.

(A) The terms Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net income (loss) from continuing operations plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net income (loss) from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended March 31,
Supplemental operating data:	2017	2016
Offshore/Manufactured Products backlog ($ in millions)	$204.4	$305.6

Completion services job tickets	4,180	4,127
Average revenue per ticket ($ in thousands)	$11.6	$9.9

Land drilling operating statistics:
Average rigs available	34	34
Utilization	24.9%	6.4%
Implied day rate ($ in thousands per day)	$15.1	$13.9
Implied daily cash margin (loss) ($ in thousands per day)	$1.7	$(5.6)

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860